Exhibit 99.6

GLOBUS MEDICAL, INC.

2021 EQUITY INCENTIVE PLAN

NOTICE OF NONQUALIFIED STOCK OPTION GRANT

Grant Date__________________
Grant Number________________

You have been granted a nonqualified stock option (the “Option”) to purchase shares of the Class A Common Stock of Globus Medical, Inc. (the “Company”) pursuant to the Globus Medical, Inc. 2021 Equity Incentive Plan, as amended from time to time (the “Plan”), as follows:

Vesting Commencement Date
Exercise Price per Share
Total Number of Shares Granted
Total Exercise Price
Expiration Date	(10 years from Grant Date)

Vesting Schedule:

Subject to the Plan and the Nonqualified Stock Option Agreement, this Option may be exercised, in whole or in part, in accordance with the following schedule: (A) one-fourth of the shares subject to the Option shall vest on the date that is one year from the Vesting Commencement Date; and (B) 1/48th of the shares subject to the Option shall vest at the end of each full calendar month thereafter; provided, that you have not experienced a Termination of Service as of each such vesting date.

Termination Period:

The Option may be exercised for up to three months after a Termination of Service, except as set out in Paragraphs 8, 9 and 10 of the Nonqualified Stock Option Agreement (but in no event later than the Expiration Date); provided, that terminations for Misconduct are governed by Section 10.5 of the Plan, which provides for immediate termination of the Option upon such termination for Misconduct.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and the Nonqualified Stock Option Agreement, all of which are attached and made a part of this document.

You also agree that the Company may deliver any and all documents required to be delivered to you pursuant to the Plan or applicable law (including without limitation the prospectus and any other documents required to be delivered pursuant to Rule 428 under the Securities Act of 1933, as amended) via electronic media, including by email to an email address the Company has on file for you, or by posting on the Company’s intranet, such as the SpineIT portal, or the Internet.

OPTIONEE:	GLOBUS MEDICAL, INC.
By:__________________________
Print Name	Name:________________________
Execution Date: ____________ __, 20__	Title:_________________________

GLOBUS MEDICAL, INC.

2021 EQUITY INCENTIVE PLAN

NONQUALIFED STOCK OPTION AGREEMENT

This NONQUALIFIED STOCK OPTION AGREEMENT (the “Option Agreement”), dated as of the Grant Date set forth on the Notice of Nonqualified Stock Option Grant to which this Option Agreement is attached (the “Notice of Grant”), is between Globus Medical, Inc., a Delaware corporation (the “Company”), and the optionee named in the Notice of Grant (the “Optionee”), an employee or consultant of the Company or of a “Subsidiary,” as defined in the Globus Medical, Inc. 2021 Equity Incentive Plan (the “Plan”), or a non-employee director of the Company.

WHEREAS, the Company desires to give the Optionee the opportunity to purchase shares of common stock of the Company in accordance with the provisions of the Plan, a copy of which is attached hereto;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

1.    Grant of Option.  The Company hereby grants to the Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of that number of Shares set forth on the Notice of Grant.  The Option is in all respects limited and conditioned as hereinafter provided, and is subject in all respects to the terms and conditions of the Plan now in effect and as it may be amended from time to time (but only to the extent that such amendments apply to outstanding options).  Such terms and conditions are incorporated herein by reference, made a part hereof, and shall control in the event of any conflict with any other terms of this Option Agreement.  Capitalized terms not defined in this Option Agreement shall have the meaning given to such terms in the Plan, as amended from time to time.  The Option granted hereunder is intended to be a nonqualified stock option meeting the requirements of the Plan, and not  an incentive stock option meeting the requirements of section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.    Exercise Price.  The exercise price of each Share covered by this Option shall be the Exercise Price per Share set forth on the Notice of Grant.  It is the determination of the Committee that on the Grant Date the Exercise Price per Share was not less than the greater of (i) 100% of the Fair Market Value of a Share, or (ii) the par value of a Share.

3.    Term.  Unless earlier terminated pursuant to any provision of the Plan or of this Option Agreement, this Option shall expire on the Expiration Date set forth on the Notice of Grant, which date is not more than 10 from the Grant Date.  This Option shall not be exercisable on or after the Expiration Date.

4.    Exercise of Option.  The Optionee shall have the right to purchase from the Company such number of Shares and on such dates as are set forth on the Notice of Grant; provided the Optionee has not experienced a Termination of Service as of the applicable vesting date.  The Committee may accelerate any exercise date of the Option, in its discretion, if it deems such acceleration to be desirable.  Once the Option becomes exercisable, it will remain exercisable until it is exercised or until it terminates.

5.    Method of Exercising Option.  Subject to the terms and conditions of this Option Agreement and the Plan, the Option may be exercised by written or electronic notice to the Company at its principal office, which is presently located at Valley Forge Business Center, 2560 General Armistead Avenue, Audubon, PA 19403.  The form of such notice is attached hereto as Exhibit A and shall state the election to exercise the Option and the number of whole Shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; shall, unless the Company otherwise notifies the Optionee, be accompanied by the investment certificate referred to in Paragraph 6; and shall be accompanied by payment of the full exercise price of such Shares.  Only whole Shares will be issued.

The exercise price shall be paid to the Company –

(a)    in cash or by check; or

(b)    following the consummation of a public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of common stock, in one or more of the following manners:

i.    in Shares newly acquired by the Optionee upon the exercise of the Option;

ii.    through the delivery of Shares previously acquired by the Optionee; or

iii.    by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option; or

(c)    any other form of legal consideration acceptable to the Committee; or

(d)    in any combination of (a), (b) or (c) above.

In the event the exercise price is paid, in whole or in part, with Shares, the portion of the exercise price so paid shall be equal to the Fair Market Value of the Shares delivered or withheld on the date of exercise.

Upon receipt of notice of exercise and payment, the Company shall deliver a certificate or certificates representing the Shares, or if the Company’s shares are reflected in book entry or other electronic format it shall deliver evidence of the issuance of the shares with respect to which the Option is so exercised. The Optionee shall obtain the rights of a shareholder upon receipt of a certificate(s) representing, or evidence of the issuance of, such Shares.  Until such time, the Optionee shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any Shares issuable upon the exercise of any part of the Option.

Such Shares shall be registered in the name of the person so exercising the Option (or, if the Option is exercised by the Optionee and if the Optionee so requests in the notice exercising the Option, shall be registered in the name of the Optionee and the Optionee’s spouse, jointly, with right of survivorship), and shall be issued as provided above to, or upon the written order of, the person exercising the Option.  In the event the Option is exercised by any person after the death or Disability of the Optionee, the notice shall be accompanied by appropriate proof of the right of such person to exercise the Option.  All Shares that are purchased upon exercise of the Option as provided herein shall be fully paid and non-assessable.

6.    Shares to be Purchased for Investment.  Unless the Company has theretofore notified the Optionee that a registration statement covering the Shares to be acquired upon the exercise of the Option has become effective under the Securities Act, and the Company has not thereafter notified the Optionee that such registration statement is no longer effective, it shall be a condition to any exercise of this Option that the Shares acquired upon such exercise be acquired for investment and not with a view to distribution, and the person effecting such exercise shall submit to the Company a certificate of such investment intent, together with such other evidence supporting the same as the Company may request.  The Company shall be entitled to restrict the transferability of the Shares issued upon any such exercise to the extent necessary to avoid a risk of violation of the Securities Act (or of any rules or regulations promulgated thereunder), or of any state laws or regulations.  Such restrictions may, in the discretion of the Company, be noted or set forth in full on the Share certificates and stock records of the Company.

7.    Non-Transferability of Option.  Notwithstanding anything in Section 10.3 of the Plan to the contrary, (i) this Option is not assignable or transferable, in whole or in part, by the Optionee other than by will or by the laws of descent and distribution, and (ii) during the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or, in the event of his or her Disability, by his or her guardian or legal representative.

8.    Termination of Service.  If the Optionee experiences a Termination of Service with the Company and Subsidiaries for any reason (other than death or Disability) prior to the Expiration Date, this Option may be exercised, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Committee in its discretion, by the Optionee at any time prior to the earlier of (i) the Expiration Date, (ii) three months after such Termination of Service if such termination was not for Misconduct, and (iii) the date of such Termination of Service if such termination was for Misconduct.  Shares subject to the unvested portion of the Option shall be forfeited upon the Optionee’s Termination of Service, except to the extent the Committee elects to vest such portion.

9.    Disability.  If the Optionee incurs a Disability during his or her employment and, prior to the Expiration Date, the Optionee experiences a Termination of Service as a consequence of such Disability, this Option may be exercised, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Committee in its discretion, by the Optionee or by the Optionee’s legal representative at any time prior to the earlier of (i) the Expiration Date or (ii) one year after such Termination of Service.

10.    Death.  If the Optionee dies during his or her service with the Company or a  Subsidiary and prior to the Expiration Date, or if the Optionee experiences a Termination of Service for any reason (as described in Paragraphs 8 and 9) and the Optionee dies following his or her Termination of Service but prior to the earliest of (i) the Expiration Date, (ii) the expiration of the period determined under Paragraph 8 or 9 (as applicable to the Optionee), or (iii) three months following the Optionee’s Termination of Service, this Option may be exercised, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of his or her death, or to any greater extent permitted by the Committee in its discretion, by the Optionee’s estate, personal representative, or beneficiary who acquired the right to exercise this Option by bequest or inheritance or by reason of the Optionee’s death, at any time prior to the earlier of (i) the Expiration Date or (ii) one year after the date of the Optionee’s death.

11.    Taxation Upon Exercise of Option; Withholding.  The Optionee understands that, because this Option is a nonqualified stock option, he or she will recognize income for federal income tax purposes at the time the Option is exercised in an amount for each Share equal to the excess of the then Fair Market Value of a Share over the Exercise Price per Share.  The obligation of the Company to deliver shares upon the exercise of this Option shall be subject to applicable federal, state and local tax withholding requirements.  If the exercise of the Option is subject to the withholding requirements of applicable federal, state or local tax law, the Optionee, subject to the provisions of the Plan and such additional withholding rules (the “Withholding Rules”) as shall be adopted by the Committee, may satisfy the withholding tax, in whole or in part, by electing to have the Company withhold (or by returning to the Company) Shares, which Shares shall be valued, for this purpose, at their Fair Market Value on the date the amount attributable to the exercise of the Option is includible in income by the Optionee under section 83 of the Code.  Such election must be made in compliance with and subject to the Withholding Rules, and the Company may withhold shares based on the minimum applicable tax withholding rate for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income, or such other rate permitted by the Administrator that does not cause adverse accounting consequences.  Notwithstanding the foregoing, the Company may limit the number of Shares withheld to the extent necessary to avoid adverse accounting consequences.

12.    Amendment.  This Option Agreement may be amended at any time and from time to time by the Committee, provided that the rights or obligations of the Optionee are not affected adversely by such amendment, unless the consent of the Optionee is obtained or such amendment is otherwise permitted under the terms of the Plan.

13.    Forfeiture and Claw-Back.  The Option (including any proceeds, gains or other economic benefit actually or constructively received by the Optionee upon any exercise of the Option or upon the receipt or resale of any Shares underlying the Option) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

14.    No Right to Continued Service.  Nothing in the Plan or this Option Agreement shall confer upon the Optionee any right to continue in the service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge or terminate the service of the Optionee at any time for any reason whatsoever.

15.    Entire Agreement.  The Plan and this Option Agreement constitute the entire agreement of the parties and supersede in their entirety all oral, implied or written promises, statements, understandings, undertakings and agreements between the Company and the Optionee with respect to the subject matter hereof.

16.    Governing Law.  This Option Agreement shall be governed by the applicable Code provisions to the maximum extent possible.  Otherwise, the laws of the State of Delaware (without reference to the principles of conflict of laws) shall govern the operation of, and the rights of the Optionee under, the Plan and options granted thereunder.

*    *    *    *    *

EXHIBIT A

GLOBUS MEDICAL, INC. 2021 EQUITY INCENTIVE PLAN

Notice of Exercise of Nonqualified Stock Option

I hereby exercise the nonqualified stock option granted to me pursuant to the Nonqualified Stock Option Agreement (the “Option Agreement”) dated as of ____________ __, 20__, by Globus Medical, Inc. (the “Company”), with respect to the following number of shares of the Company’s common stock (“Shares”), par value $_____ per Share, covered by said option:

Number of Shares to be purchased:	________
Purchase price per Share:	$_______
Total purchase price:	$_______

    A.    Enclosed is cash or my check (or other form of legal consideration acceptable to the Compensation Committee of the Company’s Board of Directors) in the amount of $________ in full/partial [circle one] payment for such Shares;

and/or

    B.    Enclosed is/are Share(s) with a total fair market value of $ _______ on the date hereof in full/partial [circle one] payment for such Shares;

and/or

    C.    Please withhold ______ Shares with a total fair market value of $______ on the date hereof in full/partial [circle one] payment for such Shares;

and/or

    D.    I have provided notice to _____________ [insert name of broker], a broker, who will render full/partial [circle one] payment for such Shares.  [The Optionee should attach to the notice of exercise provided to such broker a copy of this Notice of Exercise of Nonqualified Stock Option and irrevocable instructions to pay to the Company the full/partial (as elected above) exercise price.]

Please have the purchased Shares registered in the following name or names* and address:

Print name or names *:
Address:

If the condition in Paragraph 6 (“Shares to be Purchased for Investment”) of the Option Agreement related to the Shares purchased hereby is applicable, the undersigned hereby certifies that the Shares purchased hereby are being acquired for investment and not with a view to the distribution of such Shares.

DATED: ____________ __, 20__                _____________________________

Optionee’s Signature

__________________________

*    Shares may be registered in the name of the Optionee alone or in the joint names (with right of survivorship) of the Optionee and his or her spouse.